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Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33765) pertaining to the Equity Compensation Plan of Maritrans Inc. and (Form S-8 No. 333-79891) pertaining to the Maritrans Inc. Directors and Key Employees' Equity Compensation Plan of our report dated January 18, 2002 (except for Note 12 as to which the date is January 29, 2002) with respect to the consolidated financial statements and schedule of Maritrans Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                     /s/ Ernst & Young LLP


Tampa, Florida
March 14, 2002